EXHIBIT (23.1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 2-90702; 33-18202; 33-55986; 33-56101; 333-95043; 333-109890; 33-34000; 3356151; 333-18627; 333-109891; 33-39228; 33-56125; 333-70835; 33-60266; 333-95041; 333-40239; 333-95037; 333-50969; 333-58360; 333-97927; 333-115567; 333-129427; 333-129428; 333-140988; 333115568; 333-132139; 333-147148; 333-163837; 333-163838; 333-165130; 333-165132; 333-166646; 333174028; 333-178300; 333-178302; 333-190317; 333-199730; 333-199732; 333-226534; and 333-250090), Form S-4 (Registration No. 333-176601) and Form S-3 (Registration No. 333-249740) of Ecolab Inc. of our report dated February 26, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Ecolab Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Minneapolis, Minnesota
February 26, 2021